Exhibit 10.16(c)
EXECUTION COPY

AGREEMENT REGARDING
SENIOR SECURED PROMISSORY NOTE

                This AGREEMENT REGARDING SENIOR SECURED PROMISSORY NOTE (“Agreement”), dated effective as of August  23, 2006 (the “Effective Date”), is entered into by and between Genzyme Corporation, with its principal office at 500 Kendall Street, Cambridge, MA 02142 (“Genzyme”), and Dyax Corp., with a principal office at 300 Technology Square, Cambridge, Massachusetts 02139 (“Dyax”).

                WHEREAS, on May 31, 2002, Genzyme agreed to loan Dyax up the principal amount of Seven Million Dollars ($7,000,000) or such lesser amount as advanced to Dyax pursuant to the terms and conditions of a Senior Secured Promissory Note, also dated May 31, 2002 (the “Note”);

                WHEREAS, as of the date hereof, Dyax has borrowed the entire principal amount of Seven Million Dollars ($7,000,000);

                WHEREAS, under the terms of the Note, the principal amount, together with all accrued and unpaid interest due thereunder, was originally due and payable on the May 31, 2005 (the “Maturity Date”);

                WHEREAS, under the terms of the Note, Dyax had the right to extend the Maturity Date to May 31, 2007 if, on the Maturity Date, Dyax met the conditions described in Schedule A attached to the Note;

                WHEREAS, the conditions set forth Schedule A being satisfied on the Maturity Date, Dyax exercised its right to extend the Maturity Date to May 31, 2007; and

                WHEREAS, Genzyme and Dyax now wish to amend the Note to further extend the Maturity Date, among other things, and to restate the Note on the terms and conditions set forth herein.

                NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Genzyme and Dyax hereby agree as follows:

                1.             Termination of Securitv Agreement; Release of Collateral. The Security Agreement, dated May 31, 2002, by and between Dyax and Genzyme, as amended to date (the “Security Agreement”), is hereby terminated in its entirety. As a result of such termination, Genzyme agrees to take any and all reasonable action necessary to promptly release all Collateral (as defined therein) currently pledged to secure the obligations of Dyax under the Security Agreement.

                2.             Amended and Restated Promissory Note. The Note is hereby amended and restated in its entirety, as set forth on Exhibit A attached hereto.

                3.             Letter of Credit. In place of the Collateral, Dyax is concurrently delivering a letter of credit in the form attached here to as Exhibit B.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives, under seal, as of the Effective Date hereof.

GENZYME CORPORATION		DYAX CORP.

By:	/s/ Michael Wyzga	By:	/s/ Thomas R. Beck
Name: Michael Wyzga		Name: Thomas R. Beck
Title: CFO		Title: President and Chief Operating Officer